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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


The Board of Directors
MetaSolv, Inc.:

We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 333-91233 and 333-91435) and Form S-3 (No. 333-67428) of MetaSolv,
Inc. of our report dated February 12, 2002, relating to the consolidated balance sheets of MetaSolv, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2001, and the related schedule, which report appears in the 2001 annual report on Form 10-K of MetaSolv, Inc. Our report on the consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, and certain provisions of SFAS No. 142, Goodwill and Other Intangible Assets, in 2001.

                                          KPMG LLP

Dallas, Texas
March 27, 2002